Exhibit 24.1
POWER OF ATTORNEY
Each of the undersigned, being a director or officer of GE Vernova Inc., a Delaware corporation (the "Company"), hereby appoints Scott Strazik, Kenneth Parks, Lola Lin, and Richmond Glasgow, and each of them, his or her lawful attorney-in-fact and agent with full power of substitution and resubstitution, with full power to execute for him or her and in his or her name, place and stead in any and all capacities, to sign the Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2025, and any or all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date stated below.

/s/ Stephen Angel_______________________ Stephen Angel Director Date: January 29, 2026	/s/ Martina Hund-Mejean________________ Martina Hund-Mejean Director Date: January 29, 2026
/s/ Nicholas K. Akins____________________ Nicholas K. Akins Director Date: January 29, 2026	/s/ Jesus Malave________________________ Jesus Malave Director Date: January 29, 2026
/s/ Arnold W. Donald____________________ Arnold W. Donald Director Date: January 29, 2026	/s/ Paula Rosput Reynolds________________ Paula Rosput Reynolds Director Date: January 29, 2026
/s/ Matthew Harris______________________ Matthew Harris Director Date: January 29, 2026	/s/ Kim K.W. Rucker____________________ Kim K.W. Rucker Director Date: January 29, 2026